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EXHIBIT 99.1

[CLICK COMMERCE LOGO]	[ALLEGIS® LOGO]

Click Commerce Reports Receipt of Additional Letter from Significant Shareholder Regarding Proposed Acquisition

        CHICAGO, April 14, 2003—Click Commerce, Inc. (Nasdaq: CKCM) announced today that it has received an additional letter from Insight Venture Management, LLC indicating its willingness to negotiate a proposed merger transaction to acquire Click Commerce and enclosing a conditional, non-binding term sheet related to such a proposed transaction. The Insight letter follows prior Insight correspondence containing similar proposals, as noted in Click Commerce's March 6th press release.

        The Insight letter and term sheet contain a number of material conditions, including (a) the completion of Insight's due diligence investigation and (b) certain cash, financial and operating requirements that, in the current view of Click Commerce's management, would be unlikely to be met due to the costs and impact of the proposed transaction. A failure of such a condition could result in Insight abandoning the proposed transaction or materially reducing its indicated per share cash offer price of $3.55.

        The Board of Directors of Click Commerce has retained Morgan Stanley & Co. as its financial advisor and is considering Insight's most recent letter.

        A copy of the Insight letter and term sheet referred to above will be attached as an annex to the Current Report on Form 8-K to be filed by Click Commerce with the Securities and Exchange Commission on April 14, 2003.

        According to an Amendment to the Statement on Schedule 13D filed by Insight and certain of its affiliates on April 14, 2003, Insight and its affiliates beneficially own approximately 19.6% of Click Commerce's outstanding common stock.

About Click Commerce, Inc.

        Click Commerce (Nasdaq: CKCM) provides configurable software solutions that enable global corporations to gain competitive advantage through improved relationships and operational efficiencies within their distribution channels through online commerce, channel management and partner relationship management. Corporations such as Black & Decker, Delphi, Emerson, Equistar, Kawasaki, Lubrizol, Mitsubishi, Motorola and Volvo have transformed their channel relationships using the Click Commerce Partner Portal and Application Suite.

        Founded in 1996, Click Commerce leverages more than six years of channel management expertise to enable global enterprises to significantly increase brand loyalty, customer satisfaction and financial performance. The company's software is used by corporations in more than 70 countries and 15 languages. More information can be found at www.clickcommerce.com.

About Allegis Corp.

        Allegis is a wholly-owned subsidiary of Click Commerce and is a pioneer in the partner relationship management (PRM) business software industry. Allegis is widely recognized as an industry visionary, whose customers are pushing the boundaries of PRM to increase channel performance. Allegis' packaged software solution, the Allegis eBusiness Suite, enables companies to fully maximize their indirect sales channels. Global 2000 customers using the Allegis eBusiness Suite include Charles Schwab, Dow Corning, Microsoft and Bell South. For more information, visit www.allegis.com.

        Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended: Statements in this press release that are not historical facts and refer to the company's future prospects are "forward looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by words such as "expect, anticipate, intend, believe, hope, assume, estimate" and other similar words and expressions. The statements are subject to risks and uncertainties and actual results may differ materially from those indicated by these forward-looking statements as a result of various factors, including but not limited to, the ability of Click Commerce to maintain its strategic alliances with system integrators and business consultants, the extent of customer acceptance and utilization of Click Commerce's Partner Relationship Management solutions, the impact of competitive products and services, the ability to develop new and enhanced versions of its products and services, the effect of economic and business conditions, the volume and timing of customer contracts, capital and intellectual property spending of Click Commerce's target customers, changes in technology, deployment delays or errors associated with the company's products and the company's ability to protect its intellectual property rights. For a discussion of these and other risk factors that could affect Click Commerce's business, see "Risk Factors" in Click Commerce's annual report on Form 10-K for the year ended December 31, 2001, which is on file with the Securities and Exchange Commission.

# # #

Click Commerce is a trademark of Click Commerce, Inc. Allegis, the Allegis logo and the Allegis eBusiness Suite are trademarks, registered trademarks or service marks of Allegis Corporation. All other company and product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

Media:
Christy Mueller
Click Commerce, Inc.
(312) 377-3046
 mueller@clickcommerce.com

Investor:
Mike Nelson
Click Commerce, Inc.
(312) 377-3887
 mikenelson@clickcommerce.com

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  EXHIBIT 99.1